SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

NYMEX HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Nymex Holdings, Inc. (the “Company”) is submitting the following material as a courtesy to the nominees for its Board of Directors. The Company believes that these materials will be distributed by such nominees to stockholders prior to the filing and mailing by the Company of its Definitive Proxy Statement. As a matter of policy, the Company’s current Board of Directors does not make any recommendation to stockholders regarding the election of nominees.

Richard Schaeffer (SHAF)

Dear Members,

I greatly appreciate the opportunity to serve you as the Vice Chairman again. On the surface, everything at the Exchange is going well. However, our near term decisions will guide our future success. The ClearPort platform coupled with the strategic entrance into the European markets exemplifies our commitment to maintain dominance in the Energy and Metals markets.

Under Mitchell’s leadership, we will continue to make the strategic decisions necessary to preserve both open outcry and industry leadership in our markets. I ask for your continued input, as your opinions are extremely important to helping us achieve positive results.

I look forward to your comments and suggestions, so please don’t hesitate to call me. I can be reached at 212-299-2422 or you can call my cellular at 917-658-2348. We have come a long way, yet still have a long way to go. Thanks again for your continued support.

Regards,

Rich

I, Richard Schaeffer, am the beneficial owner of one (1) share of common stock of NYMEX Holdings, Inc. and one (1) Class A membership in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for March 15, 2005. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.

Joseph Cicchetti (CICH)

Hi, from Joseph Cicchetti “CICH”.

The NYMEX election is on March 15th; the ballots will be going out this week. I’m the incumbent in the Equity category.

Just wanted to touch base, NYMEX is doing well, our floor and clearing business is growing, we have initiated many steps to control spending and our business outlook and strategic plan is on track.

Any and all support to continue with the positive projects on the agenda is greatly appreciated.

Thank you.

I am always available; please contact me if you have any questions.

Sincerely,

Joseph Cicchetti “CICH”

1-908-757-7502

Tradewise@comcast.net

I, Joseph Cicchetti am the beneficial owner of one share of common stock of NYMEX

Holdings, Inc. and one Class A membership in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of the directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings’ Annual Meeting of Stockholders scheduled for March 15, 2005. You are urged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings’ SEC filings, can be obtained free of charge from the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings, Inc.